Eos Petro, Inc. and Subsidiaries

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

EOS Petro, Inc. and Subsidiaries

Los Angeles, California

We have audited the accompanying consolidated balance sheet of EOS Petro, Inc. and Subsidiaries, a development stage company, (the “Company”) as of December 31, 2011, and the related consolidated statements of operations, stockholders’ deficiency and cash flows from May 2, 2011 (inception) to December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011, and the results of its operations and its cash flows for the period May 2, 2011 (inception) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company had a stockholders’ deficiency and has experienced recurring operating losses and negative operating cash flows since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3 to the consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the outcome of this uncertainty.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

October 5 , 2012

F-2

EOS Petro, Inc. and Subsidiaries (A Development Stage Company) Consolidated Balance Sheets

	June 30, 2012 (Unaudited)	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$13,901	$—
Prepaid Expenses	12,940	10,200
Total current assets	26,841	10,200
Property and equipment
Unproved properties and properties under development, not being amortized	161,855	151,856
Other property plant and equipment	6,000	—
Less: accumulated depreciation, depletion and amortization
Total property and equipment	167,855	151,856
Total assets	$194,696	$162,056
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities
Accounts payable	$350,643	$368,113
Accrued expenses	264,724	95,822
Advances from shareholder	67,458	39,598
Notes payable	950,000	241,600
Total current liabilities	1,632,825	745,133
Commitments and contingencies	—	—
Stockholders’ deficiency
Series A Preferred stock, $0.001 par value; 1,000 shares authorized, 267 shares issued or outstanding	400,000	400,000
Common stock, $0.0001 par value; 100,000,000 shares authorized, 36,756,044 and 35,056,044 shares issued and outstanding	3,676	3,506
Stock subscription receivable	(88,200)	(88,200)
Additional paid-in capital	843,051	740,373
Accumulated deficit	(2,596,656)	(1,638,756)
Total stockholders’ deficiency	(1,438,129)	(583,077)

Total liabilities and stockholders’ deficiency	$194,696	$162,056

The accompanying notes are an integral part of these consolidated financial statements

F-3

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Statements of Operations

	Six Months Ended June 30, 2012 (unaudited)	May 2, 2011 (Inception) to June 30, 2011 (unaudited)		May 2, 2011 (Inception) to December 31, 2011	Cumulative Since May 2, 2011, (Inception) to June 30, 2012 (unaudited)
Revenues
Oil and gas sales	$16,474	$		$30,968	$47,442
Costs and expenses
Lease operating expense	154,474		—	75,411	229,885
Production costs	19,406		—	390,562	409,968
General and administrative	389,517		588,079	1,135,445	1,524,962
Total costs and expenses	(563,397)		(588,079)	(1,601,418)	(2,164,815)

Loss from operations	(546,923)		(588,079)	(1,570,450)	(2,117,373)

Interest expense	399,076		—	56,898	455,974
Net loss	$(945,999)		$(588,079)	$(1,627,348)	$(2,573,347)

Loss per share – Basic and diluted	$(.03)		$(.02)	$(.05)

Weighted average common shares outstanding
Basic and diluted	35,495,409		32,979,644	33,729,000

The accompanying notes are an integral part of these consolidated financial statements

F-4

EOS Petro, Inc. and Subsidiaries (A Development Stage Company) Consolidated Statement of Stockholders’ Deficiency

							Deficit
							accumulated
					Additional	Stock	during the
	Common Stock		Preferred Stock		Paid-in	Subscription	development	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Receivable	stage	Deficiency

Balance May 2, 2011 (inception)	—	$—	—	$—	$—		$ $—	$—

Initial issuances of common stock to founding shareholder	25,000,100	2,500			10			2,510

Issuance of common stock to founding shareholder for services at $.07 per share	6,500,000	650			454,350			455,000

Issuance of shares for acquisition of Oil and Gas leases at $.07 per share	1,479,544	148			103,420			103,568

Issuance of shares of 6% convertible preferred stock			267	400,000				400,000

Common Stock Issued for Services at a range of $.061 to $.07 per share	300,000	30			20,521			20,551

Issuance of common stock in debt transaction	200,000	20			12,180			12,200

Common Stock Issued for Satisfaction of Liabilities	850,000	85			51,765			51,850

Issuance of shares for cash and receivable	726,400	73			88,127	(88,200)		—

Accrued dividends on preferred stock							(11,408)	(11,408)

Contribution to Capital					10,000			10,000

Net Loss							(1,627,348)	(1,627,348)

Balance December 31, 2011	35,056,044	3,506	267	400,000	740,373	(88,200)	(1,638,756)	(583,077)

Issuance of common shares for personal guarantee of loan by shareholder	1,000,000	100			55,900			56,000

Issuance of common stock in debt transactions	700,000	70			39,130			39,200

Fair Value of warrants issued in connection with extension of notes payable					4,675			4,675

Fair value of warrants issued to directors					2,973			2,973

Accrued dividends on preferred stock							(11,901)	(11,901)

Net Loss							(945,999)	(945,999)

Balance June 30, 2012	36,756,044	$3,676	267	$400,000	$843,051	$(88,200)	$(2,596,656)	$(1,438,129)

The accompanying notes are an integral part of these consolidated financial statements

F-5

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Statements of Cash Flows

	Six Months Ended June 30, 2012 (Unaudited)	May 2, 2011 (Inception) to June 30, 2011 (unaudited)	May 2, 2011 (Inception) to December 31, 2011	Cumulative Since May 2,2011, to June 30, 2012
Cash flows from operating activities
Net loss	$(945,999)	$(588,079)	$(1,627,348)	$(2,573,347)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of debt issuance costs	170,000	—	12,200	182,200
Stock-issued for services	16,800	2,510	23,061	39,861
Stock issued for guarantee of loan by related party	56,000	—	—	56,000
Stock issued in debt transaction	22,400	—	—	22,400
Stock issued in satisfaction of liabilities	—	—	51,850	51,850
Stock issued for services-related party	—	455,000	455,000	455,000
Stock issued for extension of debt transaction	4,675	—	—	4,675
Fair value or options issued to directors
Non cash issuance of directors options	2,973	—	—	2,973
Change in operating assets and liabilities:
Prepaid Expenses and other current assets	(2,740)	(10,000)	(10,200)	(12,940)
Accounts payable	(17,470)	64,222	368,113	350,643
Accrued expenses	157,002	25,000	84,413	241,415

Net cash used in operating activities	(536,359)	(51,347)	(642,911)	(1,179,270)

Cash flows (used in) investing activities
Purchase of other fixed assets	(6,000)	—	—	(6,000)
Capital expenditures on oil and gas properties	(9,999)	—	(48,288)	(58,287)

Net cash used in investing activities	(15,999)	—	(48,288)	(64,287)

Cash flows from financing activities
Proceeds from related party	27,859	1,400	39,599	67,458
Proceeds from issuance of preferred stock	—	50,000	400,000	400,000
Proceeds from issuance of short term notes payable	750,000	—	291,600	1,041,600
Repayment of short term notes payable	(41,600)	—	(50,000)	(91,600)
Debt issuance costs	(170,000)	—	—	(170,000)
Proceeds from capital contribution	—	—	10,000	10,000

Net cash from financing activities	566,259	51,400	691,199	1,257,458

Net change in cash and cash equivalents	13,901	53	—	13,901
Cash and cash equivalents
Beginning of period	—	—	—	—

End of period	$13,901	53	$—	13,901

Non-cash investing and financing activities:
Fair value of stock granted for acquisition	—	$103,568	$103,568	$103,568
Accrued dividends on preferred stock	$11,901	$—	$11,408	$23,309
Supplemental Disclosures:
Cash Paid For Interest	$44,442	$—	$—	$44,442

The accompanying notes are an integral part of these consolidated financial statements

F-6

EOS Petro, Inc. and Subsidiaries

(A Development Stage Company)

Notes to Consolidated Financial Statements

For the Period from May 2, 2011 (Inception) to December 31, 2011,

For the Period from May 2, 2011 (Inception) to June 30, 2012 (Unaudited),

And For the Six Months Ended June 30, 2012 and 2011 (Unaudited)

NOTE 1—ORGANIZATION

Organization—EOS Petro, Inc. and Subsidiaries (the “Company”) was organized under the laws of the State of Delaware on May 2, 2011. The Company acquired “The Works” oil and Gas leases on May 10, 2011 and is engaged in the acquisition, development and operation of onshore oil and gas properties in Illinois and has applied for offshore concessions in Ghana Africa.

The Company is in the exploration stage. Its activities to date have been limited to capital formation, organization and development of its business plan.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

The consolidated financial statements include our accounts and those of our subsidiaries. Intercompany transactions and balances have been eliminated. Management evaluates its investments on an individual basis for purposes of determining whether or not consolidation is appropriate.

Interim Financial Statements

The interim financial statements presented herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations.. In the opinion of management, all adjustments which are necessary to provide a fair presentation of financial position as of June 30, 2012 and the related operating results and cash flows for the interim period presented have been made. The results of operations, for the period presented are not necessarily indicative of the results to be expected for the year.

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Basic Earnings (Loss) Per Share— The computation of basic net loss per share is based on the weighted average number of shares that were outstanding during the year. The computation of diluted net loss per share is based on the weighted average number of shares used in the basic net loss per share calculation plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method for shares subject to stock options and warrants.

Management Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with ASC No. 250 all adjustments are normal and recurring.

F-7

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents—The Company considers all highly liquid investments purchased with a maturity date of three (3) months or less to be cash equivalents.

Full Cost Method of Accounting for Oil and Gas Properties

The Company has elected to utilize the full cost method of accounting for its oil and gas activities. In accordance with the full cost method of accounting, all costs associated with the acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized.

Capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves once proved reserves are determined to exist.

Oil and gas properties without estimated proved reserves are not amortized until proved reserves associated with the properties can be determined or until impairment occurs. Accordingly, as of December 31, 2011, no amortization of capitalized costs of oil and gas properties was recorded. Further, based on a recent engineering report prepared with respect to the leasehold interests in 700 acres acquired in the Illinois Basin, management has determined that no impairment currently exists.

Full Cost Ceiling Test

At the end of each quarterly reporting period, the unamortized costs of oil and gas properties are subject to a “ceiling test” which basically limits capitalized costs to the sum of the estimated future net revenues from proved reserves, discounted at 10% per annum to present value, based on current economic and operating conditions, adjusted for related income tax effects.

Asset Retirement Obligation

The Company accounts for its future asset retirement obligations (“ARO”) by recording the fair value of the liability during the period in which it was incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The increase in carrying value of a property associated with the capitalization of an ARO is included in proven oil and gas properties in the balance sheets. The ARO consists of costs related to the plugging of wells, removal of facilities and equipment, and site restoration on its oil and gas properties. The asset retirement liability is accreted to operating expense over the useful life of the related asset. As of June 30, 2012 and December 31, 2011, the Company does not have an ARO.

Oil and Gas Revenue

Revenues are recognized when hydrocarbons have been delivered, the customer has taken title and payment is reasonably assured.

F-8

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Share-Based Compensation—The Company periodically issues stock options and warrants to employees and non-employees in capital raising transactions, for services and for financing costs. The Company accounts for share-based payments under the guidance as set forth in the Share-Based Payment Topic of the FASB Accounting Standards Codification, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, officers, directors, and consultants, including employee stock options, based on estimated fair values. The Company estimates the fair value of share-based payment awards to employees and directors on the date of grant using an option-pricing model, and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in the Company's Statements of Operations. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) the date at which the necessary performance to earn the equity instruments is complete. Stock-based compensation is based on awards ultimately expected to vest and is reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, as necessary, in subsequent periods if actual forfeitures differ from those estimates.

Income Taxes—Income taxes are provided based on the liability method for financial reporting purposes. Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Uncertain tax positions are recognized in the financial statements only if that position is more likely than not of being sustained upon examination by taxing authorities, based on the technical merits of the position. The Company recognizes interest and penalties related to uncertain tax positions in income tax expense.

The Company is required to file federal income tax returns in the United States and in various state and local jurisdictions. Initial filings of the Company’s income tax returns have not been made since the Company was organized on May 2, 2011. The Company’s periodic tax returns will be subject to examination by taxing authorities in the jurisdictions in which it operates in accordance with the normal statutes of limitations in the applicable jurisdiction.

Concentrations— The Company is dependent on its Chief Executive Officer and business consultants for its operations. The loss any of these individuals could impact the Company’s ability to carry on operations.

The future results of the Company’s oil and natural gas operations will be affected by the market prices of oil and natural gas. The availability of a ready market for oil and natural gas products in the future will depend on numerous factors beyond the control of the Company, including weather, imports, marketing of competitive fuels, proximity and capacity of oil and natural gas pipelines and other transportation facilities, any oversupply or undersupply of oil, natural gas and liquid products, the regulatory environment, the economic environment, and other regional and political events, none of which can be predicted with certainty.

At times, the Company maintains deposits in federally insured financial institutions in excess of federally insured limits. Management monitors the credit ratings and concentration of risk with these financial institutions on a continuing basis to safeguard cash deposits.

F-9

Recently Issued Accounting Pronouncements—

 In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”.  ASU No. 2011-4 does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting.  The ASU is effective for interim and annual periods beginning after December 15, 2011. The Company adopted ASU No. 2011-04 effective January 1, 2012 and it did not affect the Company’s results of operations, financial condition or liquidity.

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income”.  The ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders’ equity, and instead requires consecutive presentation of the statement of net income and other comprehensive income either in a continuous statement of comprehensive income or in two separate but consecutive statements.  ASU No. 2011-5 is effective for interim and annual periods beginning after December 15, 2011.  The Company adopted ASU 2011-05 effective January 1, 2012 and it did not affect the Company’s results of operations, financial condition or liquidity.

In December 2011, the FASB issued ASU No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities.” This ASU requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. ASU No. 2011-11 will be applied retrospectively and is effective for annual and interim reporting periods beginning on or after January 1, 2013.  The Company does not expect adoption of this standard to have a material impact on its consolidated results of operations, financial condition, or liquidity.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the Securities Exchange Commission (the “SEC”) did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company is an exploration stage company with only a limited operating history on which to base an evaluation of its current business and future prospects. As of June 30, 2012, the Company had a stockholders deficiency of $1,438,129, and for the period ended December 31, 2011, reported negative cash flows from operating activities. The Company has only begun engaging in the oil and gas exploration and development business and it does not have an established history of locating and developing properties that have oil and gas reserves. As a result, the revenue and income potential of the Company’s business is unproven. Management estimates the Company’s capital requirements for the next twelve months, including drilling and completing wells for the Works Lease and various other projects, will total approximately $1,000,000. Errors may be made in predicting and reacting to relevant business trends and the Company will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies. The Company may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause the Company’s business, results of operations, and financial condition to suffer. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is an issue due to its net losses and negative cash flows from operations, and its need for additional financing to fund future operations. The Company’s ability to continue as a going concern is subject to its ability to obtain necessary funding from outside sources, including the sale of its securities or loans from financial institutions. There can be no assurance that such funds, if available, can be obtained on terms reasonable to the Company. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

F-10

NOTE 4—OIL AND GAS ACQUISITIONS

On June 6, 2011 the Company acquired the working interests in mineral interests for 700 acres in Edwards County Illinois within the area known as the Illinois Basin, from TEHI, Illinois, LLC for the total consideration of $103,568, consisting of 1,479,544 shares of the Company’s common stock. The shares were valued at $.07 per share by management with the assistance of an outside valuation firm.

NOTE 5. FAIR VALUE MEASUREMENTS

Fair value is defined within the accounting rules as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The rules established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. As presented in the tables below, this hierarchy consists of three broad levels:

Level 1:	Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;

Level 2:	Valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;

Level 3:	Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

Fair Value of Financial Instruments — Cash and Cash Equivalents, Prepaid Expenses, Notes Payable and Accounts Payable. The carrying amounts for these instruments approximate fair value due to the short-term nature or maturity of the instruments.

NOTE 6—NOTES PAYABLE

A summary of notes payable at June 30, 2012 (unaudited) and December 31, 2011are as follows:

	June 30, 2012 (unaudited)	December 31, 2011
Note payable, at 24% (1)	200,000	200,000
Note payable at 10% (2)	-	41,600
Secured note payable, at 18%, With guaranteed interest of $54,000 (3)	400,000	-
Note payable, at 6% (4)	350,000	-

Total	$950,000	$241,600

(1) On October 24, 2011, the Company received $200,000 from RT Holdings, LLC (“RT”) in exchange for a promissory note payable, due November 7, 2011 with interest due at 6% per annum. In connection with the issuance of the promissory note payable, the Company issued 200,000 shares of its common stock, and a cash fee of $10,000. The cash fee and the fair value of the common stock of $12,200, representing debt discount, was immediately amortized due to the short duration of the note. At June 30, 2012, the Company was in default on the original terms of the note. Default interest is at the rate of 18% per annum from and after the date of default. Total interest expense related to the note payable amounted to $24,000 and $8,667 for the six month period ended June 30, 2012 (unaudited) and for the period from May 2, 2011 to December 31, 2011 respectively.

F-11

On July 10, 2012 the Company and RT entered into the First Amendment and Allonge to the original promissory note. The amendment extended the maturity date to September 30, 2012, which was orally amended in September 2012 to October 15, 2012. In exchange for the extension, the Company agreed to make a partial payment towards the note of $25,000 on or before July 30, 2012, which was orally extended to October 15, 2012 to coincide with the maturity date of the note. The Company further agreed to issue to RT an additional 20,000 shares of common stock. Interest on the note was raised to 24% per annum dating back to October 24, 2011 and continuing until the note is paid in full, regardless of whether an event of default occurs.

(2) On October 24, 2011, the Company received $91,600 from Judith Ann Buckmiller (“JAB”) in exchange for a promissory note payable, due February 7, 2012, with interest due at 10% per annum. In connection with the issuance of the promissory note payable, the Company paid a cash fee of $25,000. The cash fee representing debt discount, was amortized over the life of the note. Total interest expense related to the note payable amounted to $0 and $1,000 for the six month period ended June 30, 2012 (unaudited) and for the period from May 2, 2011 to December 31, 2011 respectively. The Company repaid $50,000 of the loan during 2011. The balance outstanding at December 31, 2011 of $41,600 was paid in the first six months of 2012.

(3) On February 16, 2012, the Company entered into a Secured Promissory Note with Vatsala Sharma (“Sharma”) for a secured loan for $400,000. All outstanding principle and interest is due no longer than 60 days from the closing and funding date of the loan, with the Company agreeing to make best efforts to retire the loan within 30 days of funding. .Interest is charged at a rate of 18% per year. The Company agreed to a premium guarantee that Sharma will receive a minimum amount of interest upon repayment at or prior to the Maturity Date equivalent to 6 months worth of interest guaranteed for the term of the loan, even with early retirement, of $36,000 or 9% of the loan amount. In the event the loan is not repaid on or before the maturity date, all unpaid principal and accrued unpaid interest as of the maturity date accrues interest at the rate of 18% thereafter. As further additional consideration, Sharma received 200,000 shares of the Company’s common stock with a fair value of $11,200. In the event the loan is not paid in full by the maturity date, Sharma will receive an additional 200,000 shares of the Company’s common stock The loan is secured by a first priority blanket security interest in all of the Company’s assets, and newly acquired assets, a mortgage on the Works property, a 50% interest in the Company’s CEO and major shareholder personal residence, and the CEO’s personally held shares in a public corporation.

On February 22, 2012 the Company and Sharma entered in a First Consolidated Amendment Agreement which amended the original promissory note by placing restrictions on further borrowings by the Company, and that Sharma’s security position is first and prior to all other security interests. On May 9, 2012, the Company and Sharma entered into the second and third consolidated amendment agreement to amend the original promissory note and amendment. The amendments increased the loan amounts from $400,000 to $600,000, extended the due date of the loan to on or before May 30,2012, increase the guaranteed interest from $36,000 to $54,000 due on or before June 30, 2012, the equity incentive changed increased to 400,000 aggregate shores of the Company’s common stock with a value in the aggregate of $22,400 ,and the Company cannot incur indebtedness during the term of the loan beyond an additional $600,000 without prior consent of Sharma. Upon the occurrence of any “Event of Default” (which includes a merger of the Company) as defined in the loan agreements, lender has the option to make all sums of principal and interest payable immediately. The loans maturity date has been orally extended October 15, 2012.

The shares issued representing debt discount, was amortized over the life of the note.

(4) On June 18, 2012 the Company entered into a Loan Agreement with Vicki P. Rollins (“Rollins”) for a secured loan in the amount of $350,000 due on September 22, 2012, and orally extended to November 30, 2012. Interest is charged at a rate of 18% of the loan amount or $21,000 and is payable at or before the maturity date. In the event that the loan is not repaid on or before the maturity date, all unpaid principal and accrued unpaid interest shall accrue interest at a rate of 18% per annum The loan is secured by a first priority blanket security interest in all of the Company’s assets, including newly acquired assets, to be shared with Vatsala Sharma, the holder of the February, 2012 18% note. On October 2, 2012, Rollins agreed to subordinate her interest in to that of Babcock as that Rollins and Sharma now share a second priority security interest in EOS assets to the extent their security interests overlap with the security interest of Babcock. Additionally, the Company is prohibited from incurring additional indebtedness during the term of the loan, with the exception of the existing Vatsala Sharma loan, without the written consent of Rollins. In consideration of the loan, the Company agreed to issue warrants to purchase 175,000 shares of the Company’s Common Stock exercisable at $2.50 per share. The fair value of the warrants at the date of the grant was determined to be $4,675 using the Black-Scholes option pricing model with the following assumptions expected life (in years) 2, expected volatility 2.14%, risk free interest rate .39% and expected dividend of 0, and was applied to the principal as a discount to be accreted over the expected life of the secured loan

F-12

Accretion of Debt Discounts

For the periods ended June 30, 2012 and December 31, 2011, aggregate accretion of debt discounts were $185,134 and $38,950, respectively and included in interest expense.

NOTE 7—RELATED PARTY TRANSACTIONS

The Company’s principal offices are located at 2049 Century Park East, Suite 3670, in Los Angeles, California. The Company subleases this approximately 2,000 square feet of space pursuant to an oral agreement with Princeville, an affiliate of Mr. Konstant, which in turn has an agreement to lease the space from an unaffiliated third party. Princeville pays $4,000 a month to the unaffiliated party, and the Company in turn pay $4,000 a month to Princeville. This oral lease is renewable on a year-to-year basis.

The Company has an unsecured non-interest bearing related party loan in the amount of $67,458 and $39,598 June 30, 2012 and December 31, 2011 respectively. This advance is from, Nikolas Konstant, the CEO and shareholder with 74% of the Company’s outstanding common shares. The proceeds were used for daily business operations. The loan is non-interest bearing and it is due on demand.

On August 29, 2011 the Company incurred $10,750 each from EOS Atlantic Oil & Gas (“Atlantic”) and Plethora-Bay Oil & Gas Limited (“Plethora-Bay”).  Atlantic is owned 90% by EOS and Plethora-Bay is 90% owned by Plethora Oil and Gas, a company wholly-owned by Nikolas Konstant (“Plethora Oil”). The other 10% of Atlantic and Plethora-Bay are owned by Baychester Petroleum Limited (Ghana). Atlantic is in the business of exploration, development, production and storage of oil and gas in the country of Ghana.  Current Atlantic activities have been limited to payments to obtain concessions to operate oil and gas fields in Ghana. As of the date of the financial statements, no concessions have been awarded.

On October 3, 2011, Eos entered into an Exclusive Business Partner and Advisory Agreement with Baychester, which owns a 10% minority interest in Atlantic and Plethora-Bay. Pursuant to the agreement, Eos agreed to pay Baychester a monthly consulting fee of $10,000. The Company has paid $23,000 and $10,000 for the six months ended June 30, 2012 and for the period ended December 31, 2011, respectively. Furthermore, if either Plethora-Bay or Atlantic is granted a concession in West Africa, Baychester will be issued 5,000,000 shares of our Series B preferred stock, or, if the automatic conversion contemplated by the Merger Agreement has been consummated, shares of our common stock. Baychester is also entitled to a bonus fee if Eos consummates a business arrangement with a third party as a result of Baychester’s introduction or contract.

The Company has issued 32,500,100 restricted shares of common stock to Plethora in a series of four transactions. Plethora is a company wholly-owned by Nikolas Konstant. At the time all four transactions were consummated, Mr. Konstant was the founder of the Company, Member of and Chairman of the Board of Directors of Eos. After the Merger Agreement, Mr. Konstant also became Cellteck’s President, Chief Executive Officer, Chief Financial Officer, Director on and Chairman of the Board of Directors. The 32,500,100 shares were issued in the following transactions:

•	On May 2, 2011, Eos issued the first 1,100 restricted shares of the Company’s common stock to Plethora per action by written consent of the sole stockholder in consideration for $10.00.

F-13

•	On May 3, 2011, Eos entered into a Contribution Agreement with Plethora Partners LLC (“Plethora”), a company wholly owned by Nikolas Konstant, the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer and majority stockholder. At the time of the transaction, Mr. Konstant was the founder of Eos, Chairman of the Board of Directors of Eos and member of the Board of Directors of Eos. Pursuant to the agreement, Mr. Konstant formed Plethora solely as a vehicle in which to hold his equity investments and through which he could perform services for other companies. Plethora conducted no business prior to entering into the Contribution Agreement, other than negotiating for the rights to the Works Property. Pursuant to the Contribution Agreement, Plethora contributed any and all of its right, title and interest in and to all of the initial intellectual property, contracts and/or potential contracts (including for the Works Property) in its possession that would be material to the operation of Eos’ business Plethora agreed to transfer all right, title and interest in and to any and all properties, assets and other rights and interests in its previous business in exchange for 24,999,000 shares of the Company’s common stock. Further, in consideration of Plethora’s material services in support of consummating an initial transaction of oil and gas properties or rights for the Company, Plethora received an additional 6,500,000 shares of common stock valued at $455,000. The shares were valued by management with the assistance of an independent valuation firm.
•	On February 16, 2012 the Company entered into an agreement with Sharma in order to obtain a $400,000 bridge loan. In order to secure the loan, Nikolas Konstant pledged and guaranteed some of his personal assets (the “Pledge”). As consideration for the Pledge, Eos issued to Plethora 1,000,000 restricted shares of the Company’s common stock.

Mr. Konstant has also personally guaranteed and indemnified certain obligations of the Company:

•	On October 24, 2011, Nikolas, jointly and severally with the Company, singed a promissory note to obtain a $200,000 loan from RT for Eos’ use.
•	On February 16, 2012, the Company executed a series of documents with Sharma in order to secure a $400,000 bridge loan. This amount was subsequently amended to $600,000. Mr. Konstant personally guaranteed the loan and pledged some of his personal assets.
•	On June 18, 2012, the Company entered into a bridge loan agreement to obtain a $350,000 loan from Vicki Rollins. Mr. Konstant agreed to personally indemnify Ms. Rollins against certain losses arising out of the Company’s behavior, including the Company’s failure to apply funds to pay off the loan in the event of a default.
•	On August 2, 2012, the Company executed a series of documents with Babcock in order to (1) secure a $300,000 loan, and (2) lease office space located at 1975 Babcock Road, San Antonio, Texas. Mr. Konstant personal guaranteed the loan and the lease.

NOTE 8—INCOME TAXES

Deferred tax assets of the Company are as follows:

	June 30, 2012	December 31, 2011
Net operating loss (asset) at statutory rate	878,341	554,488
Less: valuation allowance	(878,341)	(554,488)
Deferred tax asset recognized	-	-

A valuation allowance has been recorded to reduce the net benefit recorded in the financial statements related to these deferred tax assets. The valuation allowance is deemed necessary as a result of the uncertainty associated with the ultimate realization of these deferred tax assets.

The provision for income tax differs from the amount computed by applying statutory federal income tax rate of 34% (2011 – 34%) to the net loss for the year.  The sources and effects of the tax differences are as follows:

F-14

	June 30, 2012	December 31, 2011
Income tax recovery at statutory rate	323,853	554,488
Less: change in valuation allowance	(323,853)	(554,488)

Income tax expense	-	-

At June 30, 2012, the Company had net operating loss carry forwards of approximately $2,584,000 (2011 - $1,643,000) that may be offset against future taxable income through 2031.  No tax benefit has been reported in the June 30, 2012 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

NOTE 9—STOCKHOLDERS’ DEFICIENCY

Transactions, other than employees’ stock issuance, are in accordance with ASC No. 505. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees’ stock issuance are in accordance with ASC No. 718. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable

Preferred Stock— The Company is authorized to issue an aggregate of 10,000,000 shares of preferred stock with $0.001 par value. The Company designated 1,000 of the 10,000,000 authorized shares of preferred stock as Series A Senior Convertible Preferred Stock (“Series A Preferred Stock”). The Series A Preferred Stock is non-voting and, has a liquidation preference equal to its purchase price. The holders can call the conversion of the Series A Preferred Stock at any time. The Company’s preferred stock accrued and accumulated dividends at a rate of 6% per year, compounded monthly, payable when, as and if declared by the Company’s Board of Directors. Accordingly, the accrued dividends are reflected as “preferred stock dividends” on the consolidated statements of operations.

The shares of Series A Preferred Stock may be converted at any time after the date of issuance, in whole or in part, at an amount equal to the Liquidation Preference into shares of fully paid and non-assessable Common Stock of the Corporation. The “Conversion Rate” is initially calculated as the quotient obtained by dividing 3,000 by each $1,500 in Liquidation Preference of Series A Preferred Stock. The Conversion Rate can be adjusted in certain instances. In the event of a reorganization, recapitalization, merger, consolidation, rights offering, or any other change in the corporate structure of the Corporation (a “Triggering Event”), an appropriate adjustment shall be made in accordance with the applicable reorganization agreement in the number and kind of shares held by holders of the Series A Preferred Stock. No Triggering Event shall give the holders of Series A Preferred Stock any additional benefits. The holders of Series A Preferred Stock are to be notified with at least 20 days’ advance written notice of a Triggering Event.

The Conversion Rate shall be subject to adjustments if and when the Corporation pays or makes a dividend or other distribution on all or any portion of its Common Stock or pays or makes a dividend or other distribution on any other class of Capital Stock of the Corporation where the dividend or distribution includes Common Stock or any instrument or security convertible into Common Stock (excluded for this purpose Common Stock issuable upon conversion of Series A Preferred Stock), the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive the dividend or other distribution will be increased by dividing the Conversion Rate by a fraction of which the numerator will be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination and the denominator willl be the sum of the number of shares and the total number of shares constituting the dividend or other distribution, this increase to become effective immediately after the opening of business on the day following the date fixed for determination. If any dividend or distribution of the type described is declared but not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if the dividend or distribution had not been declared.

F-15

During the period ended December 31, 2011, the Company received aggregate cash proceeds of $400,000 for the sale of 267 shares of 5% Series A Preferred Stock with a stated value of $1,500 per share. Net proceeds from the private placements were used for general corporate purposes, including capital expenditures.

Common Stock—The Company is authorized to issue an aggregate of 100,000,000 shares of common stock with $0.0001 par value.

In May 2011, the Company issued 24,999,000 shares of the Company’s common stock at $0.0001 to Plethora Partners, LLC (see Note 7 related parties) for contribution of certain assets pursuant to a Contribution Agreement dated May 3, 2011. Plethora Partners is owned by the Company’s CEO Nikolas Konstant.

In May 2011, the Company issued an aggregate of 1,100 shares of the Company’s common stock at $0.0001 to Plethora Partners and Mr. Nikolas Konstant for additional cash contribution of $10.

In May 2011, the Company issued 1,479,544 shares at $.07 per share of the Company’s common stock to acquire the working interests in mineral interests for 700 acres in the Illinois Basin (see note 3 Oil and Gas Acquisitions). The value of the shares totaled $103,568.

In June 2011, the Company issued 6,500,000 shares at $.07 per share of the Company’s common stock to Plethora Partners, LLC, for services related to the consummation of the oil and gas properties of the Works Lease (see note 4 Oil and Gas Acquisitions). The value of the services totaled $455,000.

During the year ended December 31, 2011, the Company issued 300,000 shares in connection with services provided at a range of $.061 to $.07. The value of the services totaled $20,551.

In October 2011, the Company issued 26,400 shares to a non-related party for a cash payment of $13,200.

In October, 2011 the company issued 200,000 shares at $.061 per share of the Company’s common stock to RT Holdings in consideration of notes payable (see note 6) notes payable. The value of the shares issued totaled $12,200.

In December 2011, the Company issued 850,000 shares at $.061 per share of the Company’s common stock to Glacier Holdings of the Company’s common stock in lieu of a cash payment for services provided. The value of the services totaled $51,850.

During the year ended December 31, 2011, the Company issued 726,000 shares for $88,200. Proceeds from these issuance of shares were not yet received and were accounted for as Stock subscription receivable as of December 31, 2011 and June 30, 2012.

In February 2012, the Company issued 1,000,000 shares at $.056 per share of the Company’s common stock to Plethora Partners, LLC, as consideration for the personal pledge of Nikolas Konstant in the Secured Promissory Note to Sharma Vatsala. The shares were valued at $56,000.

In February and March 2012, the company issued a total of 400,000 shares at $.056 per share of the company’s common stock to Sharma Vatsala for extensions of the Secured Promissory Note. The shares were valued at $22,400.

In May 2012, the Company issued 300,000 shares of the Company’s common stock to Agra Capital Advisors, LLC / Akire Inc. The stock was valued at $.056 per share or total fair value of $16,800 with the assistance of an outside valuation firm. (see note 11)

F-16

NOTE 10—STOCK OPTIONS AND WARRANTS

Warrant Activity

The company did not have any warrants outstanding at December 31, 2011

A summary of warrant activity for the 6 months ended June 30, 2012 (unaudited) is presented below:

Weighted
Average
		Weighted	Remaining
		Average	Contractual
	Number of	Exercise	Life (in
	Warrants	Price $	years)
Outstanding, December 31, 2011	-	-	-
Granted	175,000	2.50
Exercised	-	-	-
Forfeited/Canceled	-	-	-
Outstanding, June 30, 2012	175,000	2.50	2.97

Exercisable, June 30, 2012	175,000	-	2.97

On May 22, 2012, pursuant to the terms of the loan payable as discussed in note 7 with Vicki P. Rollins, the Company issued A Warrant to purchase 175,000 shares of the Company’s common stock at an exercise price of $2.50 per share expiring two (2) years from the date of issuance. The Company used the Black-Scholes option pricing model to value the warrants using the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 214%, (3) risk-free interest rate of 0.39%, and (4) expected life of 3 years.

The following table summarizes information about warrants outstanding and exercisable at June 30, 2012:

Warrants Outstanding and Exercisable
		Weighted	Weighted
		Average	Average
Exercise	Number	Remaining	Exercise
Price $	of Shares	Life (Years)	Price $
2.50	175,000	2.97	6,938

On May 1, 2012, the Company granted 75,000 stock options at a fair value of $2,974 to directors at an exercise price of $2.50 per share. These options vested immediately and were measured at $.056 per share, which represents the fair value of the Company’s common stock at the date of grant

The following is a summary of stock option activity for the periods ended June 30, 2012, and December 31, 2011

	2012
	Shares	Weighted average exercise price
Outstanding December 31, 2011	-	$-
Granted	75,000	.056
Exercised	—	—
Canceled / forfeited	-	-
Outstanding June 30, 2012	75,000	$.056
Options exercisable June 30, 2012	75,000	$.056

F-17

The weighted average remaining life of the stock options at June 30, 2012 and December 31, 2011 was 0 and 2.83 respectively. At June 30, 2012, all 75,000 stock options were fully vested.

The weighted-average grant date fair value of stock options granted during 201 was $.056 per share.

The fair value of stock options granted was calculated using a Black-Scholes option pricing model using the following assumptions: (1) risk-free interest rates of 0.4%, (2) an expected life of 36 months, (3) expected volatility of 214%, (4) expected forfeitures of 0%, and (5) a dividend yield of 0%.

NOTE 11—COMMITMENTS AND CONTINGENCIES

The Company is a passive working and net revenue interest owner and operator in the oil and gas industry. As such, the Company to date has not acquired its own insurance coverage over its passive interests in the properties; instead the Company has relied on the third party operators for its properties to maintain insurance to cover its operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes the policies obtained by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

TEHI Illinois LLC—

On June 6, 2012, the Company entered into an Oil and Gas Operating agreement with TEHI Illinois LLC. (“TEHI”) giving authority to TEHI as the Operator for oil and/or gas production (whether primary or secondary) with full control and management of all operations on the Works lease. TEHI has operated as the Operator on the leased properties without contract since the Company’s purchase of the Works lease in June, 2011. TEHI will receive expenses of $300 per month for managing the affairs of the lease and to properly keep the wells in operation and good workmanlike manner. The Company will also pay to TEHI its proportionate share of all operating expenses arising out of the operation and maintenance of any wells drilled, completed and equipped. TEHI is entitled to submit monthly operating statements of all operating expenses directly to the oil pipeline purchaser and deduct its operating costs from crude oil sales before remitting to the Company the Company’s share of said crude oil sales. The Company granted a security interest in and a lien upon the Company’s ownership and interests in the oil and gas leases, the wells situated thereon, and the oil and gas produced therefrom, the proceeds therefrom, and all equipment, fixtures and personal property situated thereon to secure payment, together with interest thereon. TEHI was also granted a preferential right of first refusal to purchase the Works Property in the event the Company ever desires to sell or dispose of all or any part of the Company’s interest in the Works Property.

Knowledge Reservoir Services—

On July 8, 2011, Eos entered into a Services Agreement and a Success Fee Agreement with Knowledge Reservoir, LLC, an unaffiliated third party (“Knowledge Reservoir”). If Eos or one of its subsidiaries is awarded a concession in Ghana, the Company has agreed to utilize Knowledge Reservoir as a technical partner to assist in the offshore exploration, development and production in Ghana. Knowledge Reservoir has provided services in connection with the application for the concession in Ghana. The initial term of this agreement is one year, but the agreement will automatically renew at the end of the initial term and on each anniversary of such renewal date thereafter, unless and until terminated by either party. Knowledge Reservoir is additionally entitled to a success fee in the event a concession in Ghana is awarded and Knowledge Reservoir introduces Eos to a partner that accepts the position as operator of the Ghanaian concession. To date, no transaction has occurred which would trigger a success fee under this agreement.

F-18

Latina Energia Services—

On August 16, 2011 the Company entered into a Stock Purchase and Expense Reimbursement Agreement with Latina Energia, S.A. There are two conditions present in the agreement: (A) a confirmed party introduced by Latina Energia participates at the time of submission in a Company application to the Ghanaian government as its operating partner for the Tunno Tunnel oil concession, and (B) the application in condition A is approved and ratified by the Ghanaian Parliament. If condition A is satisfied, the Company shall issue to Latina Energia one million shares of Company common stock, post-merger with Cellteck, for $100. If condition B is satisfied, the Company shall issue to Latina Energia three million shares of Company common stock for $100. Additionally, upon the satisfaction of condition A the Company must pay Latina Energia $100,000 as an unallocated expense reimbursement. Upon satisfaction of condition B, the Company must pay Latina Energia an additional $100,000 as an expense reimbursement

Entrex Services—

On August 17, 2011 the Company signed a License and Servicing Agreement with Entrex, Inc. for the purpose of raising additional funds through the issuance of TIGRcub Securities. TIGRcub Securities are securities in which a sum of capital is exchanged for a fixed percentage of the company’s top-line revenue for an agreed upon period of time with no equity dilution, no debt instrument recorded on the company’s books, and no management interference. The fees paid to Entrex, Inc. for the use of their TIGRcub Securities are determined as a percentage of the overall TIGRcub issuance size. The typical fee required is a $10,000 deposit, plus 1.5% of any amount at the closing of any offering and another half percent per year. Pursuant to the License and Servicing Agreement with Entrex, Inc., the Company has drafted two non-binding term sheets proposing structures for the issuance of TIGRcub securities to prospective investors. The Company does intend to issue TIGRcub Securities as a $75 million credit facility pursuant to a second term sheet, drafted on February 22, 2012, in conjunction with the next anticipated acquisition of property. The issued TIGRcub Securities would call for a monthly production payment equal to 65% of the Company’s gross revenue, and would expire on the close of business of the seventh anniversary date of the date of issuance, unless redeemed earlier. The term sheet contained early redemption provisions, pursuant to which the Company could, any time after the third anniversary of the date of issuance, redeem not less than all of the outstanding TIGRcub Securities by providing notice and paying the holders an amount equal to the Discounted Projected Return (an amount negotiated with investors before closing) plus a one-time fee equal to 10% of the investment amount, less an amount equal to the accumulated monthly payments. The Company would be obligated within 20 days of the occurrence of a change of control event or liquidity event, which includes a merger, to pay each investor the same early redemption amount. The term sheet stated that the TIGRcub Securities so issued would be secured by a 1st lien on all of the assets of the Company. The Company has made the $10,000 deposit fee which is included in prepaid expenses on the June 30, 2012 balance sheet.

DCOR Agreement —

On September 5, 2011, Eos entered into a Letter Agreement with DCOR, LLC, an unaffiliated third party (“DCOR”). In the event Eos or one of its subsidiaries is awarded a concession in Ghana, DCOR may elect to receive a 10% ownership interest in the concession, serve as operator for the development of the concession and provide technical offshore operating expertise and engineering and geotechnical expertise in the evaluation of the concession. If DCOR does elect to be assigned the 10% interest, Eos has agreed to use commercially reasonable efforts to allow DCOR to acquire from us an additional 30% ownership interest in the concession. If DCOR elects to not acquire the 10% interest, then the agreement will terminate and be of no further force and effect.

F-19

Touchstone Services —

On June 21, 2012 Eos entered into a Finder and Consulting Agreement with Touchstone Advisors, Inc. an unaffiliated third party (“Touchstone”).Touchstone agreed to provide advice of a general business nature to Eos, and will further use its reasonable best efforts to locate and secure equity or debt financing for Eos. In exchange for Touchstone’s services, in the event of a debt or equity financing through a source introduced directly or indirectly by Touchstone, Touchstone shall receive finder’s fee comprised of differing amounts of cash and warrants, depending on the value of the transaction. The term of this agreement expires on June 21, 2013.

Glacier Partners Holdings, LLC—

On December 7, 2011, the Company entered into a one-year consulting agreement with Glacier Partners Holdings, LLC, Brian Hannan and Jeff Ahlholm, co-owners of Agra Capital Advisors and Partners Holdings, LLC (“Glacier”) to provide consulting services relating to business plan development, strategic planning, acquisitions and financing activities. Glacier will be paid a monthly advisory fee of $30,000 during the term of the agreement. The monthly advisory fee may be paid in either cash or shares of the Company’s common stock based on mutual agreement of the Company and Glacier. The Company, with Glaciers consent, issued 850,000 shares of the company’s common stock in lieu of payment of fees owed. The shares were valued at $.061 per share by management with the assistance of an outside valuation firm. After the initial term, the agreement continues indefinitely on a commission only basis until terminated by either party with 30 days notice

Glacier will also receive an M & A Advisory and Finders Fee (“Success Fee”) of not less than 2% of the transaction value, including but not limited to the assumption of existing debt or seller carrybacks without the prior written acceptance by Glacier. Glacier will receive success fees ranging from 1.0% to 2.5% depending on the size of the transaction value on transactions jointly originated or originated by the Company or its affiliates.

Agra Capital Advisors, LLC / Akire Inc.—

On June 15, 2012 the Company memorialized the terms of a business arrangement that was entered into as of January 8, 2012 with AGRA Capital Advisors, LLC and Akire, Inc. (collectively, “Consultants”). From January 8, 2012 through June 15, 2012, Consultants agreed to market the Company and assist the Company in securing up to $1,000,000 in private debt. As part of the compensation due to Consultants for their work, in May 2012, the Company issued 300,000 shares of the Company’s common stock. The stock was valued at $.056 per share with the assistance of an outside valuation firm.

Office Lease—

The Company subleases office space pursuant to an oral agreement with Princeville Group LLC (“Princeville”), an affiliate of Mr. Konstant, which in turn has an agreement to lease the space from an unaffiliated third party. Rent expense for the period May 2, 2011 (inception of exploration stage) through December 31, 2011 totaled $15,413. Princeville pays $4,000 a month to the unaffiliated party, and we in turn pay $4,000 a month to Princeville. This oral lease is renewable on a year-to-year basis. The Company expects to renew this lease at similar terms upon its expiration.

Eos also leases approximately 7,500 square feet of office space at in San Antonio, Texas from Babcock. The lease is for a term of 3 years at $7,500 per month and commenced on August 3, 2012.

Future minimum lease payments under the lease total approximately $85,500 for the year ended December 31, 2012, $90,000 for the year ended December 31, 2013, and $52,500 for the year ended December 31, 2014.

Loss Contingencies, legal proceedings—

There were no loss contingencies or legal proceedings against the Company with respect to matters arising in the ordinary course of business.

F-20

On July 11, 2011, the Company entered into an employment agreement with Michael Finch to fill the position of CEO.  Pursuant to the agreement, Mr. Finch was entitled to an annual salary of $300,000, 2,000,000 shares of common stock vesting over two years, and certain other insurance and employment benefits.  However, a dispute arose regarding the amount of work Mr. Finch was performing for the Company and the employment was terminated.  On August 9, 2012, Mr. Finch sent a Demand for Arbitration before JAMS (the “Demand”) alleging breach of the employment agreement. In the Demand, Mr. Finch requests the following remedies:  (1) $127,500 in unpaid salary; (2) $11,000 in unpaid health coverage; (3) $6,000 in unpaid vehicle allowance; (4) $15,833 for reimbursement of expenses; and (5) 2,000,000 shares of the Company’s common stock. The Demand does not have a case or filing number assigned to it. The Company has not yet prepared or sent a response to the Demand. The Company denies any breach of the employment agreement or other wrongdoing on its part and will vigorously defend those claims. We are unable to express an opinion as to the likelihood of an unfavorable outcome or an estimate as to the amount or range of potential loss at this time.

On November 21, 2011, Eos entered into an Employment Agreement with Anthony Fidaleo to fill the position of Eos’ CFO. Pursuant to the agreement, Mr. Fidaleo was entitled to an annual salary of $240,000.00, 250,000 stock options vesting over two years, and certain other insurance and employment benefits. However, a dispute arose regarding the amount of work Mr. Fidaleo was performing for Eos and the employment was terminated. As of the date of this filing, no disputes have arisen and no lawsuits or other claims have been filed against us that relate to Mr. Fidaleo’s employment agreement.

NOTE 12– SUBSEQUENT EVENTS

On July 1, 2012 the Company entered into a Services Agreement with Quantum Advisors, LLC (“Quantum”) and its managing member John Mitola (a member of the Board of Directors of EOS) for consulting services. The agreement has no fixed term and may be terminated immediately by any of the parties upon 60 days’ notice. Commencing in the first month following the earlier to occur of (i) the Company successfully raising a minimum of $2.5 million in equity financing; or (ii) the Company becoming cash flow positive on a monthly basis, the Company will pay Quantum a monthly fee of $5,000 per month, (the “Monthly Retainer”). If the agreement has not been terminated by July 1, 2014 and the Company is cash flow positive at that time, the Monthly Retainer shall increase to $8,000 per month. Any Monthly Retainer payments to Quantum shall constitute prepayment of any success fee owed to Quantum. Quantum will receive success fees for providing services in support of certain future acquisition and/or financing projects of the Company (each a “Project”), the parameters of which are to be laid out by the Company. The success fee for each Project is equal to 1% of the Project’s value, but in no event less than $60,000. The Company also agreed to grant Quantum shares of the Company’s common stock, to vest as follows: 50,000 shares vest immediately; 50,000 shares will vest if the agreement has not been terminated by December 31, 2012; 50,000 shares will vest if the agreement has not been terminated by July 1, 2013; and 50,000 shares will vest if the agreement has not been terminated by December 31, 2013.

On July 10, 2012 the Company issued 20,000 shares of the Company’s common stock per extension agreement signed with RT Holdings.

On August 1, 2012, the Company granted 25,000 stock options at a fair value of $991 to James Lanshe, one of our directors, at an exercise price of $2.50 per share. These options vested immediately and were measured at $.056 per share, which represents the fair value of the Company’s common stock at the date of grant.

On August 2, 2012 Eos executed a series of documents with 1975 Babcock, LLC, an unaffiliated third party (“Babcock”) in order to secure a $300,000 loan due on December 1, 2012. Interest is charged at a rate of 5%. The executed documents included: a Loan Agreement and Secured Promissory Note, a Consent, Subordination and Intercreditor Agreement, a Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing, a Personal Guaranty Agreement, a Lease, and a Lease Guaranty (collectively the “Babcock Loan Documents”). Pursuant to the Babcock Loan Agreements, the Company gave Babcock a mortgage and security interest in and on the Works and related assets, agreements and profits. To the extent Babcock’s security interest overlaps with that of Sharma and Rollins, Sharma and Rollins agreed that its interests would be junior to those of Babcock. Nikolas Konstant, also signed a Personal Guaranty for the $300,000 loan, and Eos was obligated to enter into a 3-year, $7,500 a month property lease for 7,500 square feet of property located at 1975 Babcock Road, San Antonio, Texas. Mr. Konstant also signed a Personal Guaranty for the lease. As additional consideration, the Company agreed to sell to Babcock 50,000 shares of the Company’s common stock and 50,000 warrants with a three-year term and a strike price of $2.50.

F-21

On August 2, 2012, the Company entered into a Consulting Advisory Agreement with John Linton (“Linton”) to render business and consulting advisory consulting advice to the company relating to M&A, financial and similar matters. The term of the agreement is one year. Upon execution of the agreement, the company will pay a consulting advisory fee of 250,000 shares of the company’s common stock and 150,000 warrants with a strike price of $3.00. On September 25, 2012, the Consulting Advisory Agreement was amended and restated.. The number of shares and warrants to be received by Linton was changed to 200,000 shares of the Company’s common stock and 100,000 warrants, with the term of the warrants clarified as two years..

On September 13, 2012, the Company entered into an at-will employment agreement with Martin Cox (“Cox”). Mr. Cox agreed to act as Operations Manager. His duties include, but are not limited to, evaluating, executing and managing company operations. In consideration for Mr. Cox’s services, the Company paid Mr. Cox $20,000 upon the execution of the employment agreement. Additionally, Mr. Cox will receive a monthly salary of $10,000. If Mr. Cox is still employed by the Company on the one-year anniversary of September 13, 2012, he shall receive 100,000 shares of the Company’s common stock.

On September 24, 2012, Eos entered into a Consulting Agreement with Plethora to provide active, ongoing consulting services to assist and interact directly with EOS management as a strategic advisor in developing general business expansion strategies, board coordination recruitment and management, acquisition assessment, negotiations, and asset acquisitions, and other specified assignments requested by EOS.. The term of the agreement is five years, and unless either party delivers a notice of termination on the last day of each month of the term, the term is extended for an additional month (the term of the agreement is perpetually 60 months.

As compensation, the Company will pay a monthly fee of $30,000. The monthly fee is deferred until the first month following the month EOS has either (a) successfully raised and funded a cumulative total of at least $2.5 million in corporate equity or (b) become cash flow positive on a monthly basis for at least two consecutive months. Each month, the Company will calculate the EBITDA of the Company for the 12-month period (“LTM”) ended two months prior to the month of calculation. In the month in which the EBITDA of EOS for the LTM meets or exceeds any of $6 million, $12 million or $20 million the Monthly Fee is adjusted to equal one-twelfth (1/12th) of ten percent (10%) of the LTM EBITDA. Such adjusted Monthly Fee shall in each case remain in effect unless and until LTM EBITDA goes above or falls below the next higher or lower LTM EBITDA provided for above, provided that the Monthly Fee shall in no event be reduced below $30,000. In addition to the Monthly Fee, the Company will pay a Growth Fee of one percent (1%) of the aggregate consideration paid in a transaction (which shall include debt assumed), with a minimum fee of $60,000 per transaction (regardless of size).

On September 26, 2012, the Babcock agreements were amended to extend the maturity date to October 15, 2012. On the maturity date, in addition to the repayment of principal, the Company will pay Babcock interest of $5,000 and a lease termination fee of $25,000. The issuance of the Company’s common stock to Babcock is reduced to 20,000 shares and the warrants are also reduced to 20,000. In addition, the Company and Babcock signed a Joinder Agreement making Rollins a party to the Consent, Subordination and Intercreditor Agreement, dated August 2, 2012, (the “Subordination Agreement”) between Eos, Babcock and Sharma; where the Subordination Agreement includes and references Rollins in the same manner as Sharma, Rollins is fully bound by, and subject to, all of the covenants, terms and conditions of the Subordination Agreement in the same manner as Sharma; Rollins agrees that her existing loan to Eos and her security interest in its assets are subordinated to Babcock’s loan and Babcock’s related security interest in Eos’ assets; and Rollins and Sharma agree that they will share a subordinated, second priority security interest in Eos’ assets. If Eos repays Babcock Lender in full by the maturity date, the Lease Agreement and Lease Guaranty will be void and the Parties will not have any further obligations or right.

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Merger Agreement

On October 5, 2012, Cellteck, Inc. acquired all of the common stock of Eos Petro, Inc. (“EOS”) in exchange for 37,850,044 shares of Series B Preferred Stock of Cellteck, Inc.

Following the Merger and the transactions contemplated thereby, the Series B Preferred Stock shares issued to the former owners of EOS constituted 86% of the Cellteck’s common stock on an as-converted basis resulting in a change of control in which EOS controls Cellteck post-acquisition.

For accounting purposes of the Merger, EOS is deemed to be the accounting acquirer (“Acquirer”) and Cellteck is deemed to be the legal acquiree (“Acquiree”). Consequently, the assets and liabilities and the operations reflected in the consolidated financial statements prior to the Merger will be those of EOS and will be recorded at the historical cost basis of EOS. The consolidated financial statements after completion of the Merger will include the assets and liabilities of EOS and the Acquiree and the historical operations of EOS and the Acquiree from the closing date of the Merger.

NOTE 13 —SUPPLEMENTAL INFORMATION RELATING TO OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

Estimated Quantities of Proved Reserves.  Hahn Engineering, Inc., an independent engineering firm, prepared the estimates of the proved reserves, future production, and income attributable to the leasehold interests as of December 31, 2011. Estimates of Proved Reserves as of December 31, 2011 were prepared by management using the report of Hahn Engineering, Inc. The estimated proved net recoverable reserves presented below include only those quantities that were expected to be commercially recoverable at prices and costs in effect at the balance sheet dates under the then existing regulatory practices and with conventional equipment and operating methods. Proved Developed Reserves represent only those reserves estimated to be recovered through existing wells. Proved Undeveloped Reserves include those reserves that may be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure for recompletion or secondary recovery operations is required. All of the Company’s Proved Reserves are located onshore in the continental United States of America.

Discounted future cash flow estimates like those shown below are not intended to represent estimates of the fair value of oil and gas properties. Estimates of fair value should also consider unproved reserves, anticipated future oil and gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair value is subjective and imprecise.

The following table sets forth estimates of the proved oil and gas reserves (net of royalty interests) for the Company and changes therein, for the periods indicated.

Estimated Quantities of Proved Reserves

Oil (Bbls)
December 31, 2011	-
Purchases of reserves in place	188,098
Production	4,308
December 31, 2011	192,406

Standardized Measure of Discounted Future Net Cash Flows. The Standardized Measure related to proved oil and gas reserves is summarized below. Future cash inflows were computed by applying a twelve month average of the first day of the month prices to estimated future production, less estimated future expenditures (based on year end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expense. Future income tax expenses are calculated by applying appropriate year-end tax rates to future pretax net cash flows, less the tax basis of properties involved. Future net cash flows are discounted at a rate of 10% annually to derive the standardized measure of discounted future net cash flows. This calculation procedure does not necessarily result in an estimate of the fair market value or the present value of the Company.

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Estimated Quantities of Proved Reserves

Oil (Bbls)
Proved developed reserves:
December 31, 2011	10,672

Proved undeveloped reserves:
December 31, 2011	71,382

Standardized Measure of Oil and Gas

December 31, 2011
Future cash inflows	$13,535,762
Future production costs	(1,469,500)
Future development costs	(1,995,000)
Future income taxes	(2,541,366)
Future net cash flows	7,529,9021
Discount of future net cash flows at 10% per annum	(3,679,711)
Standardized measure of discounted future net cash flows	$3,850,191

The following table sets forth the changes in standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the periods indicated.

Changes in Standardized Measure

Period ended June 30, 2012
Sales of oil and gas produced, net of production costs	$(30,968)
Purchases of minerals in place	11,239,909
Net changes in prices and production costs	-
Accretion of discount before income taxes	-
Changes in timing and other	-
Net change	$11,208,941

The following summarizes the changes in the standardized measure of discounted future net cash flows relating to its proved gas reserves as of December 31, 2011 as prescribed in ASC Topic 932.

(in thousands)	2011
Standardized measure — beginning of year	$—
Sales and transfers, net of production costs	—
Net change in sales and transfer prices, net of production costs	—)
Discoveries and extensions	—
Changes in future development costs	—
Revisions of quantity estimates	—
Accretion of discount	—
Net changes in income taxes	—
Purchases of reserves in place	11,239
Sales of reserves in place	(31)
Changes to production rates (timing) and other	—
Standardized measure of discounted future net cash flows	$11,208

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